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                                   EXHIBIT 99

NEWS RELEASE

For Release:         May 5, 1997

Contact: David C. Bowers, CFO (614) 349-3708 or Jerry Nethers, Vice President/Director of Marketing (614) 349-3710

                   PARK NATIONAL CORPORATION COMPLETES MERGER

NEWARK, OHIO - Park National Corporation (AMEX/PRK) today announced the closing of the merger of First-Knox Bank Corp., Mount Vernon, Ohio into Park. First-Knox's subsidiaries, First-Knox National Bank and Farmers and Savings Bank, will operate as separate affiliate banks of Park.

     William T. McConnell, Chairman of Park National Corporation, stated that, "With $2.2 billion in post-merger assets, Park will be able to realize the economies of a larger financial institution and further develop new products and delivery systems that appeal to today's customers. We will, however, continue to emphasize one-on-one personal and professional financial services in the communities we serve." Mr. McConnell added, "We welcome the former stockholders of First-Knox as new stockholders of Park and pledge our efforts to achieving above average returns for all stockholders."

     Park National Corporation now has fifty-three full-service banking offices and 1,099 employees serving customers in fifteen central and southern Ohio counties.

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